Exhibit 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 15, 2007 relating to the combined financial statements of XactiMed, Inc. included in Medassets, Inc.'s prospectus dated December 13, 2007 pursuant to Rule 424(b) under the Securities Act in connection with the Registration Statement on Form S-1 (No. 333-145693).


/s/ WEAVER & TIDWELL, L.L.P.

WEAVER & TIDWELL, L.L.P.
Dallas, Texas
January 31, 2008